UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021 (January 6, 2022)

GUIDED THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22179	58-2029543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B

Peachtree Corners, Georgia 30092

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in the Current Report on Form 8-K filed by Guided Therapeutics, Inc. (the “Company”) on July 27, 2021, on July 22, 2021, the Company’s stockholders approved a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of up to 1-for-20, with such ratio to be determined at the sole discretion of the Company’s board of directors (the “Board”). On December 30, 2021, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) and the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) to effect the Reverse Stock Split.

As a result, the total number of shares of Common Stock held by each stockholder of the Company was automatically changed and reclassified into a smaller number of shares such that each 20 shares of Common Stock were reclassified into one share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. In lieu of any fractional shares, the Company issued one whole share of the post-Reverse Stock Split Common Stock to stockholders who otherwise would have received a fractional share as a result of the Reverse Stock Split.

All options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split were adjusted such that each 20 shares of Common Stock into which the options, warrants and other convertible securities were exercisable or convertible would be reclassified into one share of Common Stock in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities.

On November 18, 2021, the Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split to Financial Industry Regulatory Authority (“FINRA”). FINRA has not yet declared an effective date for the Reverse Stock Split.

The Company will adjust the number of shares available for future grant under its equity incentive plan and employee stock purchase plans and will also adjust the number of outstanding awards, and any other terms of outstanding awards issued to reflect the effects of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Guided Therapeutics, Inc., dated December 30, 2021

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

Date: January 6, 2022	By:	/s/ Gene S. Cartwright, Ph.D.
	Name:	Gene S. Cartwright, Ph.D.
	Title:	President, Chief Executive Officer and Director

3